As filed with the Securities and Exchange Commission on
                        January 15, 1999

                                   Registration No. 333-_____



               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                      ____________________

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                      ____________________

                   DYNAMICWEB ENTERPRISES, INC
     (Exact name of Registrant as specified in its charter)

           New Jersey                             23-2394872
     (State or other juris-                      (I.R.S. Employer
     diction of incorporation                    Identification
     or organization)                            Number)

  DYNAMICWEB ENTERPRISES, INC. 1997 EMPLOYEE STOCK OPTION PLAN
                                 &
  DYNAMICWEB ENTERPRISES, INC. 1997 STOCK OPTION PLAN FOR OUTSIDE
  DIRECTORS
                      (Full title of Plan)

DYNAMICWEB ENTERPRISES, INC.       STEVEN L. VANECHANOS, JR.
271 Route 46 West                  Chief Executive Officer
Building F, Suite 209              DynamicWeb Enterprises, Inc.
Fairfield, New Jersey 07004        271 Route 46 West
(973) 244-1000                     Building F, Suite 209
                                   Fairfield, New Jersey 07004
(Address, including zip            (973) 244-1000
code, and telephone number,        (Name, address, including zip
including area code, of            code, and telephone number,
Registrant's principal             including area code, of agent
executive offices)                 for service)


                           Copies to:

                   Stephen F. Ritner, Esquire
                          Stevens & Lee
                 One Glenhardie Corporate Center
                       1275 Drummers Lane
                          P.O. Box 236
                    Wayne, Pennsylvania 19087
                         (610) 964-1480
                      ____________________


                       CALCULATION OF REGISTRATION FEE
                                      Proposed        Proposed
                                      Maximum         Maximum        Amount
Title of each          Amount         Offering        Aggregate      of
Class of Securities    to be          Price           Offering       Registration
to be Registered       Registered     per Share(1)    Price(1)        Fee
Common Stock,          413,018(2)     $3.68           $1,519,906      $448.37

 par value $.01
 per share

(1) Calculated in accordance with Rule 457(h)(1) and Rule 457(c), based on the average of the bid and asked price as reported on the Nasdaq Stock Market on January 11, 1999.
(2) Includes 334,764 shares and 78,254 shares of common stock issuable upon the exercise of options permitted to be granted under the Employee Stock Option Plan and the Stock Option Plan for Outside Directors, respectively.

                             PART II

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement and made a part hereof:

(a) The Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1998;

(b)  The Company's Current Reports on Form 8-K filed on May 15,
     1998 (as amended by Form 8-K/A No. 1 filed on July 15, 1998 and Form 8-K/A No. 2 filed on November 10, 1998); and

(c) All other documents filed by the Company after the date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and part of this Registration Statement from the date of filing of such documents.

Item 4.  Description of Securities.
     Common Stock - Holders of Common Stock have the right to cast one vote, in person or by proxy, for each share owned of record on the record date (as defined in the Company's by-laws) on all matters submitted to a vote of the holders of Common Stock, including the election of directors. Holders of Common Stock do not have cumulative voting rights, which means that holders of more than 50% of the outstanding shares voting for the election of the class of directors to be elected by the Common Stock can elect all of such directors, and, in such event, the holders of the remaining shares of Common Stock will be unable to elect any of the Company's directors.

     Holders of the Common Stock are entitled to share ratably in such dividends as may be declared by the Board of Directors out of funds legally available therefor, when, as and if declared by the Board of Directors and are also entitled to share ratably in all of the assets of the Company available for distribution to holders of shares of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company. Holders of Common Stock do not have preemptive, subscription or conversion rights. All outstanding shares of Common Stock are, and those shares of Common Stock offered hereby will be, validly issued, fully paid and non-assessable.
  <PAGE 1>
Item 5.  Interest of Named Experts and Counsel.

     Not Applicable.

Item 6.  Indemnification of Directors and Officers.

     The Registrant's Certificate of Incorporation provides that the Registrant shall indemnify any person who is or was a director, officer, employee or agent of the Registrant to the fullest extent permitted by the New Jersey Business Corporation Act (the "NJBCA"), and to the fullest extent otherwise permitted by law. The NJBCA permits a New Jersey corporation to indemnify its directors, officers, employees and agents against liabilities and expenses they may incur in such capacities in connection with any proceeding in which they may be involved, unless a judgment or other final adjudication adverse to the director, officer, employee or agent in question establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty (as defined in the NJBCA) to the Registrant or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in the receipt by the director, officer, employee or agent of an improper personal benefit.

          Pursuant to the Registrant's Certificate of Incorporation and the NJBCA, no director or officer of the Registrant shall be personally liable to the Registrant or to any of its shareholders for damages for breach of any duty owed to the Registrant or its shareholders, except for liabilities arising from any breach of duty based upon an act or omission (i) in breach of such director's or officer's duty of loyalty (as defined in the NJBCA) to the Registrant or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such director or officer of an improper personal benefit.

          In addition, the Registrant's Bylaws include provisions to indemnify its officers and directors and other persons against expenses, judgments, fines and amounts incurred or paid in settlement in connection with civil or criminal claims, actions, suits or proceedings against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person acted in good faith, and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, in a criminal action or proceeding, if he had no reasonable cause to believe that his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or that he or she had reasonable cause to believe his or her conduct was unlawful. Indemnification as provided in the Bylaws shall be made only as
<PAGE 2> authorized in a specific case and upon a determination that the person met the applicable standards of conduct.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits

     Exhibits:

Number    Title
------    -----
4.1.1 Certificate of Incorporation of the Registrant as filed with the Secretary of State of New Jersey on August 7, 1979 (incorporated by reference to
               Exhibit 3.1.1 filed with Registrant's Annual Report on Form 10-K for the Year ended December 31, 1991).

4.1.2 Certificate of Amendment to Registrant's Certificate of Incorporation, as filed with the Secretary of State of New Jersey on May 19, 1980 (incorporated by reference to Exhibit 3.1.2 filed with Registrant's Annual Report on Form 10-K for the Year ended December 31, 1991).

4.1.3 Certificate of Amendment to Registrant's Certificate of Incorporation, as filed with the Secretary of State of New Jersey on April 1981 (incorporated by reference to Exhibit 3.1.3 filed with Registrant's Annual Report on Form 10-K for the Year ended December 31, 1991).

4.1.4 Certificate of Amendment of Registrant's Certificate of Incorporation, as filed with the Secretary of State of New Jersey on April 24, 1986 (incorporated by reference to Exhibit 3.1.4 filed with Registrant's Annual Report on Form 10-K for the Year ended December 31, 1991).

4.1.5 Certificate of Amendment to Registrant's Certificate of Incorporation, as filed with the Secretary of State of New Jersey on July 15, 1988 (incorporated by reference to Exhibit 3.1.5 filed with Registrant's Annual Report on Form 10-K for the Year ended December 31, 1991).

4.1.6 Certificate of Amendment to Registrant's Certificate of Incorporation, as filed with the Secretary of State of New Jersey on November 28, 1989 (incorporated by reference to Exhibit 3.1.6 filed with Registrant's Annual Report on Form 10-K
               <PAGE 3> for the Year ended December 31, 1991).

4.1.7 Certificate of Amendment to the Registrant's Certificate of Incorporation, as filed with the Secretary of State of New Jersey on August 15, 1994 (incorporated by reference to Exhibit 3.1.7 filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994).

4.1.8 Certificate of Amendment to Registrant's Certificate of Incorporation, as filed with the Secretary of State of New Jersey on May 14, 1996, changing the name of the Company to DynamicWeb Enterprises, Inc. (incorporated by reference to Exhibit 3.2.3 filed with Registrant's Annual Report on Form 10-KSB for December 41, 1995).

4.1.9 Amendment to the Certificate of Incorporation of DynamicWeb Enterprises, Inc. dated August 6, 1998, as filed with the State of New Jersey on August 7, 1998 (incorporated by reference to Exhibit 3.1.10 of the Registrant's S-2 filed on November 7, 1998).

4.2.1          Bylaws of the Registrant adopted August 7, 1979
               (incorporated by reference to Exhibit 3.2.1 filed with Registrant's Report on Form 10-K for the Year ended December 31, 1991).

4.2.2          Amendments adopted March 8, 1982 to Bylaws of the
               Registrant (incorporated by reference to
               Exhibit 3.2.2 filed with Registrant's Report on
               Form 10-K for the Year ended December 31, 1991).

4.2.3 Amended and Restated Bylaws of the Registrant adopted March 7, 1997 (incorporated by reference to Exhibit 3.2.3 filed with Registrant's Annual Report on Form 10-KSB for the year ended September 30,
               1996).

4.2.4 Amendments adopted January 21, 1998 to the Bylaws of the Registrant (incorporated by reference to Exhibit 3.2.4 of the Registrant's
             Form SB-2 filed on September 15, 1997 as amended by Registrant's Form SB-2/A No. 5 filed on January 30, 1998).

 5.1           Opinion of Stevens & Lee RE:  legality*

23.1           Consent of Stevens & Lee (included in Exhibit 5.1)

23.2           Consent of Richard A. Eisner & Company, LLP*
  <PAGE 4>
24.1           Power of Attorney (included on signature page)

99.1           DynamicWeb Enterprises, Inc.
               1997 Employee Stock Option Plan*

99.2           DynamicWeb Enterprises, Inc.
               1997 Stock Option Plan for Outside Directors*
*Filed herewith
 _____

Item 9.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by
section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for
<PAGE 5> purposes of determining any liability under the Securities
Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has authorized this registration statement to be signed on its behalf by the undersigned in the Town of Fairfield, State of New Jersey on January 7, 1999.

                         DYNAMICWEB ENTERPRISES, INC.

                         By:/s/ STEVEN L. VANECHANOS,
                              Steven L. Vanechanos, Jr.
                              Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven L. Vanechanos, Jr., James D. Conners, Steve Vanechanos, Sr., and Steven F. Ritner, Esquire, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed below by the following persons in the capacities and on the dates indicated.

/s/STEVEN L. VANECHANOS, JR.    Chief Executive     Jan. 7, 1999
    Steven L. Vanechanos, Jr.   Officer and Director
                                (Principal Executive
                                 Officer)

/s/ STEVE VANECHANOS, SR.       Treasurer, Chief    Jan. 7, 1999
    Steve Vanechanos, Sr.       Financial Officer,
                                and Chief Accounting
                                Officer, Director
                                (Principal Financial
                                 and Accounting
                                 Officer)
  <PAGE 7>
/s/ F. PATRICK AHEARN           Director            Jan. 7, 1999
    F. Patrick Ahearn

                                Director
   Denis Clark

/s/ FRANK T. DiPALMA            Director            Jan. 7, 1999
    Frank T. DiPalma

/s/ ROBERT DROSTE               Director            Jan. 7, 1999
    Robert Droste

/s/ KENNETH R. KONIKOWSKI       Director            Jan. 7, 1999
    Kenneth R. Konikowski

/s/ ROBERT J. GAILUS            Director            Jan.  7, 1999
    Robert J. Gailus

                          EXHIBIT INDEX

Number    Title
------    -----
 4.1.1 Certificate of Incorporation of the Registrant as filed with the Secretary of State of New Jersey on August 7, 1979 (incorporated by reference to
               Exhibit 3.1.1 filed with Registrant's Annual Report on Form 10-K for the Year ended December 31, 1991).

4.1.2 Certificate of Amendment to Registrant's Certificate of Incorporation, as filed with the Secretary of State of New Jersey on May 19, 1980 (incorporated by reference to Exhibit 3.1.2 filed with Registrant's Annual Report on Form 10-K for the Year ended December 31, 1991).

4.1.3 Certificate of Amendment to Registrant's Certificate of Incorporation, as filed with the Secretary of State of New Jersey on April 1981 (incorporated by reference to Exhibit 3.1.3 filed with Registrant's Annual Report on Form 10-K for the Year ended December 31, 1991).

4.1.4 Certificate of Amendment of Registrant's Certificate of Incorporation, as filed with the Secretary of State of New Jersey on April 24, 1986 (incorporated by reference to Exhibit 3.1.4 filed with Registrant's Annual Report on Form 10-K for the Year ended December 31, 1991).

4.1.5 Certificate of Amendment to Registrant's Certificate of Incorporation, as filed with the Secretary of State of New Jersey on July 15, 1988 (incorporated by reference to Exhibit 3.1.5 filed with Registrant's Annual Report on Form 10-K for the Year ended December 31, 1991).

4.1.6 Certificate of Amendment to Registrant's Certificate of Incorporation, as filed with the Secretary of State of New Jersey on November 28, 1989 (incorporated by reference to Exhibit 3.1.6 filed with Registrant's Annual Report on Form 10-K for the Year ended December 31, 1991).

4.1.7 Certificate of Amendment to the Registrant's Certificate of Incorporation, as filed with the Secretary of State of New Jersey on August 15, 1994 (incorporated by reference to Exhibit 3.1.7 filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994).
  <PAGE 9>
4.1.8 Certificate of Amendment to Registrant's Certificate of Incorporation, as filed with the Secretary of State of New Jersey on May 14, 1996, changing the name of the Company to DynamicWeb Enterprises, Inc. (incorporated by reference to Exhibit 3.2.3 filed with Registrant's Annual Report on Form 10-KSB for December 41, 1995).

4.1.9 Amendment to the Certificate of Incorporation of DynamicWeb Enterprises, Inc. dated August 6, 1998, as filed with the State of New Jersey on August 7, 1998 (incorporated by reference to Exhibit 3.1.10 of the Registrant's S-2 filed on November 7, 1998).

4.2.1          Bylaws of the Registrant adopted August 7, 1979
               (incorporated by reference to Exhibit 3.2.1 filed with Registrant's Report on Form 10-K for the Year ended December 31, 1991).

4.2.2          Amendments adopted March 8, 1982 to Bylaws of the
               Registrant (incorporated by reference to
               Exhibit 3.2.2 filed with Registrant's Report on
               Form 10-K for the Year ended December 31, 1991).

4.2.3 Amended and Restated Bylaws of the Registrant adopted March 7, 1997 (incorporated by reference to Exhibit 3.2.3 filed with Registrant's Annual Report on Form 10-KSB for the year ended September 30,
               1996).

4.2.4 Amended and Restated Bylaws of the Registrant adopted January 21, 1998 (incorporated by reference to Exhibit 3.2.4 of the Registrant's Form SB-2 filed on September 15, 1997 as amended by Registrant's Form SB-2/A No. 5 filed on January 30, 1998).

 5.1           Opinion of Stevens & Lee RE:  legality*

23.1           Consent of Stevens & Lee (included in Exhibit 5.1)

23.2           Consent of Richard A. Eisner & Company, LLP*

24.1           Power of Attorney (included on signature page)

99.1           DynamicWeb Enterprises, Inc.
               1997 Employee Stock Option Plan*

99.2           DynamicWeb Enterprises, Inc.
               1997 Stock Option Plan for Outside Directors*
*Filed herewith
_____  <PAGE 10>